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                                                                   EXHIBIT 10(l)

                  DIGITAL LAVA PROPOSAL FOR CISCO SYSTEMS, INC.
                 RAPID/SCALABLE VOD PUBLISHING SERVICES PROGRAM
                         (Quote valid through: 8/13/99)

PROGRAM HIGHLIGHTS

o 3-month contract with Digital Lava as preferred VoD publishing provider where Cisco commits to 400 hours of VoD publishing and guarantees 200 hours
o Digital Lava provides onsite Project Manager and immediately augments and dedicates staff in their VoD "factory" for Cisco to deliver the guaranteed 200-hour level and maintains pool of candidates that can be brought on line within 2 weeks
o Improves current VoD publishing turnaround by 2-3 weeks. Meets Cisco goal of publishing 4 hours of content in 5 business days. Eventually will exceed goal because Digital lava will publish 7 hours of content within 5 business days.
o Improves pricing. Digital Lava will create a flat 20-minute VoD segment pricing of $944 (Video, TOC, Slides and includes Project Manager). Additional features & services can be purchased a la carte.
o Includes metrics for ongoing evaluation of program and pricing. Establishes best practices for VoD production and will seek higher yields at the same price levels
o Creates synergistic link with Digital Lava, its people and technology for the future

VOD PUBLISHING PRICING
     o Core VoD publishing per 20-minute segment (Video, TOC, Slides, Transcript) $944
     o    Add videography, per day (using CVS*) $650
     o Hourly rate for creating animated software demos, tests, slides $150 *Currently negotiating for volume agreement

Content will be published in order to be viewed in the Cisco VoD template format. CISCO VOD COMMITMENT Cisco Systems is committing to 400 VoD hours per quarter and is guaranteeing payment on 200 VoD hours to Digital Lava during the 90-day contract period.

BILLING PROCESS
Digital Lava will submit invoices to Donna Merrill for every 10 hours of finished content. Donna will approve invoices and submit to Purchasing for payment and will track and report VoD dollars left in the P.O. on a weekly basis.

STATEMENT OF CAPABILITIES TO MEET EXPECTED/UNEXPECTED DEMANDS

Upon Cisco's commitment in writing to 200 hours in the 3-month contract period, Digital Lava will augment staff immediately to offer Cisco the necessary dedicated resources to handle the 200-hour production level for the 90-day period.

Digital Lava maintains a rolling candidate pool numbering 5-10 production people. Because of the production-tested software systems Digital Lava employs in VoD production, VoD publishing specialists can go on line from hire in a 2-week time period. Using the forecasted volume of 400 hours per quarter, Digital Lava's onsite Project Manager will maintain a 2 and 4-week rolling VoD volume forecast, which will be used to augment dedicated Cisco resources to meet those demands.

Based on the Cisco commitment and Digital Lava's capabilities, the turn times and

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Service levels for publishing of Cisco's VoD content will be as follows:

o Month 1. Digital Lava will commit to a minimum of 5 hours per week of finished content.
o    Month 2. Minimum of 6 hours per week of finished content.
o    Month 3. Minimum of 7 hours per week of finished content.

NOTE: Finished content may be subject to extended turn times due to any revisions of the final draft requested by Cisco Systems.

JOB DESCRIPTION PROJECT MANAGER

The onsite Digital Lava Project Manager will be responsible for the coordination and management of Cisco's VoD publishing requirements during the term of the contract. Specific responsibilities will include:

o Establishing metrics for defining, building and improving standard processes between Digital Lava and Cisco that will determine a scalable model for future Global VoD Network rollout. Metrics should include attainment of service levels, quality of VoD publishing, effectiveness of Project Manager.

o Setting production schedules and managing the on-site production resources. The Project Manager will set client expectations and prioritize the workload to exceed turn time production commitments.

o    Quality Assurance.

o Feedback and refining of VoD processes on a project by project basis. Feedback will be recorded and tracked for reference in meeting overall production objectives.

o    Managing customer relationships & customer satisfaction.

o Working to improve turn times on content less than or equal to 20 minutes, with a joint objective for under 24 hour deployment by the end of the contract period.

o Identify, develop, and implement VoD automation, including the electronic delivery and automated hosting of VoD projects.

In addition to these services, the project manager will also be responsible for biweekly progress reports. Through the use of user evaluations, process updates, and server reports (usage), the project manager will identify opportunities for process improvements, as well as track publishing usage. These reports will provide Cisco Systems with a means of both measuring the success and substantiating the value of this program.

DIGITAL LAVA INC.

                                     By: /s/ Danny Gampe
                                        -----------------------------------
                                     Name: Danny Gampe
                                          ---------------------------------
                                     Title: Chief Financial Officer
                                           --------------------------------
                                     Acceptance date: 8-13-1999
                                                     ----------------------

CISCO SYSTEMS, INC.

                                     By: /s/ Steve Anthos
                                        -----------------------------------
                                     Name: Steve Anthos
                                          ---------------------------------
                                     Title: Video on Demand Production Manager
                                           --------------------------------
                                     Acceptance date: 8-13-1999
                                                     ----------------------

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